                                                                   EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                                  DRILLERS INC.

         The undersigned, a natural person eighteen years of age or more, acting as incorporator of a corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation.
                                   ARTICLE ONE
         The name of the corporation is Drillers Inc.
                                   ARTICLE TWO
         The period of the corporation's duration is perpetual.
                                  ARTICLE THREE
         The purpose for which the corporation is organized is to engage in any lawful business for which corporations may be organized under the laws of the State of Texas.
                                  ARTICLE FOUR
         The corporation shall have the authority to issue an aggregate of 11,000,000 shares, consisting of 1,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock") and 10,000,000 shares of Common Stock, par value $0.10 per share ("Common Stock").
         The following is a statement of the voting powers, designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, of the shares of stock of the corporation and of the authority with respect thereto expressly vested in the Board of Directors of the corporation.

A.       PREFERRED STOCK
         (a) The Preferred Stock may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock of each series shall be such as are fixed by the Board of Directors, authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (herein called "Directors' Resolution"). The Directors' Resolution as to any series shall (i) designate the series, (ii) fix the dividend rate, if any of such series, the payment dates for dividends on shares of such series and the date or dates, or the method of determining the dates or dates, if any, from which dividends on shares of such series shall be cumulative, (iii) fix the amount or amounts payable on shares of such series upon voluntary or involuntary liquidation, dissolution or winding up and (iv) state the price or prices or rate or rates, and adjustments, if any, at which, the time or times, and the terms and conditions on which, the shares of such series may be redeemed at the option of the corporations; and such Directors' Resolution may (i) limit the number of shares of such series that may be issued,
(ii) provide for a sinking fund for the purchase or redemption of shares of such series and determine the terms and conditions governing the operations of any such fund, (iii) grant voting rights to the holders of shares of such series,
(iv) impose conditions or restrictions upon the creation of indebtedness of the corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distributions of assets upon liquidation, (vi) state the price or prices or the rate or rates of exchange and other terms, conditions and adjustments upon which shares of any such series may be made convertible into, or exchangeable for shares of any other class or classes or of any other series of Preferred Stock or any other class or classes of stock and (vii) grant such other special rights and impose such qualifications, limitations or restrictions thereon as shall be fixed by the Board of Directors.
         (b) Except as by law expressly provided, or except as may be provided in any Directors' Resolution, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of shareholders.
         (c) Preferred Stock redeemed, purchased or retired by the corporation assumes the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of any Directors' Resolution providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as authorized but unissued Preferred Stock.
B.       COMMON STOCK
         (a) The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as herein set forth and as may be stated in any Directors' Resolution or Resolutions.
         (b) Subject to all rights of the Preferred Stock, dividends may be paid on the Common Stock as and when declared by the Board of Directors of the corporation out of any funds of the corporation legally available for the payment thereof.

         (c) After payment shall have been made in full to the holders of the Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the corporation, the remaining assets and funds of the corporation shall be distributed to the holders of Common Stock according to their respective shares.
         (d) Except as otherwise provided by law and subject to the voting rights conferred on the Preferred Stock or any series thereof by any Directors' Resolution, the holders of shares of Common Stock shall posses exclusive voting rights for the election of directors and for all other purposes, each holder of Common Stock on the date fixed for determining the shareholders entitled to vote being entitled to one vote for each share of Common Stock held of record by such holder.
                                  ARTICLE FIVE
         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.
                                                    ARTICLE SIX
         No shareholder shall be entitled as a matter of right to subscribe for, purchase, or receive additional unissued or treasury shares of any class of the corporation, whether now or later authorized, or any bonds, debentures, warrants, options or other securities convertible into or entitling the holder to purchase shares. Such additional shares, bonds, debentures, warrants, options or other securities convertible into or entitling the holder to purchase shares may be issued or disposed of as the Board of Directors in its absolute discretion deems advisable.

                                  ARTICLE SEVEN
         At each election for directors of the corporation, each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, only the number of shares owned by him for as many persons as there are directors to be elected, and no shareholder shall ever have the right or be permitted to cumulate his votes on any basis, any and all rights of cumulative voting being hereby expressly denied.
                                  ARTICLE EIGHT
         The address of the initial registered office of the corporation is 5429 FM 1960 W., Suite 202, Houston Texas 77069 and the name of its initial registered agent at such address is Max Dillard.
                                  ARTICLE NINE
         The number of directors contributing the initial Board of Directors is one (1), and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until his successor is elected and qualified is:
                  NAME                      ADDRESS
                  ----                      -------
                  Max Dillard               5429 FM 1960 W.
                                            Suite, 202
                                            Houston, Texas 77069

         The Bylaws of the corporation shall provide for the number, classification and election of directors and other matters pertaining to the Board of Directors.
                                   ARTICLE TEN
         Upon resolution adopted by the Board of Directors, the corporation shall be entitled to purchase shares of its own capital stock to the extent of the aggregate of the available unrestricted capital surplus and available unrestricted reduction surplus.

                                 ARTICLE ELEVEN
         The name and address of the incorporator is:
                  NAME                      ADDRESS
                  ----                      -------
                  Hunter Nelson             2500 Exxon Bldg.
                                            Houston, Texas 77002

         IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand this 29th day of September, 1980.
                                                    /s/ Hunter Nelson
                                            ----------------------------------


THE STATE OF TEXAS         ss.
                           ss.
COUNTY OF HARRIS           ss.

         BEFORE ME, the undersigned authority, on this day personally appeared Hunter Nelson, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.
         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 29th day of September,
1980.

                                                    /s/ Marian Anne Nelson
                                            ----------------------------------
                                                     Notary Public in and For
                                                     Harris County, T E X A S

                                  DRILLERS INC.

              STATEMENT OF RESOLUTION ESTABLISHING SERIES OF SHARES

         Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, Drillers Inc., a Texas corporation (the "Corporation"), submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

                  C.       The name of the Corporation is Drillers Inc.

                  D. The resolutions, establishing and designating one series of Series A Preferred Stock of the Corporation and fixing and determining the relative rights and preferences thereof, which are attached hereto as Appendix I and incorporated herein for all purposes were duly adopted by the Board of Directors of the Corporation on June 22, 1984.

         WITNESS THE EXECUTION HEREOF, effective as of the 22nd day of June, 1984.

                                         DRILLERS, INC.


                                         By:  /s/ G. Nelson Van Fleet
                                            ----------------------------------
                                              Vice President - Finance


                                         By:  /s/ Barbara G. Cannon
                                            ----------------------------------
                                              Secretary

STATE OF TEXAS             ss.
                           ss.
COUNTY OF HARRIS           ss.

         Before me, a notary public, on this day personally appeared G. Nelson Van Fleet, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

         Given under my hand and seal of office this 22nd day of June, 1984.


                                               /s/ Barbara G. Cannon
                                            ----------------------------------
                                                   Notary Public
                                                   State of T E X A S

                                   APPENDIX I


         BE IT RESOLVED, that a series of Preferred Stock of the corporation be established, with such series being designated "Series A Preferred Stock" and constituting of 955,556 shares, which may be issued for such lawful consideration and pursuant to such terms and conditions as the Board of Directors may determine; and

         RESOLVED FURTHER, and that Series A Preferred Stock shall have the relative rights and preferences and such other qualifications, limitations and restrictions provided in the Certificate of Authorization of 5% Cumulative Preferred Stock, $1.00 Par Value, designated "Series A Preferred Stock", which certificate is attached to these resolutions as Exhibit A and incorporated herein for all purposes; and

         RESOLVED FURTHER, that the President (or any Vice President) and the Secretary (or any Assistant Secretary) be, and they hereby are, authorized and empowered for and on behalf of the corporation, and in its name, to prepare or have prepared, execute, file and deliver any and all such certificates, opinions, schedules, applications, agreements, documents and other instruments, and to take or cause to be taken any and all such other and further actions as, in the judgment of said officers, may be necessary, proper or convenient in order to consummate, carry out and complete in all respects the designation of the rights and preferences of the Series A Preferred Stock, the sale of the Common Stock, Series A Preferred Stock and Warrants and all other actions contemplated by these resolutions, and otherwise fully perform and satisfy the obligations and duties of the corporation under the Purchase Agreements and any registration agreements.

                                  DRILLERS INC.

           AUTHORIZATION OF 5% CUMULATIVE CONVERTIBLE PREFERRED STOCK


         WHEREAS, the Corporation is authorized by its Articles of Incorporation, as amended, to issue 1,000,000 shares of Preferred Stock, $1.00 par value (herein called "Preferred Stock"); and

         WHEREAS, the Articles of Incorporation do not otherwise state or fix the designations, preferences, voting rights and relative, participating, optional or other special rights, qualifications, limitations and restrictions of the Preferred Stock, but instead authorize the issuance thereof in series from time to time with such designations, preferences, voting rights, rights of conversion into Common Stock and relative, participating, optional or other rights, qualifications, limitations and restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors of the Corporation; and

         WHEREAS, the Board of Directors of the Corporation has not heretofore established any series of shares of the Corporation's Preferred Stock; and

         WHEREAS, the Board of Directors deems it advisable to create and establish and authorize the issuance of a series of the Corporation's Preferred Stock with the designations, preferences, voting and other rights hereinafter specified;

         NOW, THEREFORE, BE IT RESOLVED, that pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation of the Corporation, as amended, the Board of Directors does hereby create, establish and authorize the issuance of a series of the Corporation's Preferred Stock to be known as "5% Cumulative Convertible Preferred Stock," such series to consist of 955,556 shares of the Corporation's authorized and unissued Preferred Stock, and subject to the provisions of the Articles of Incorporation of the Corporation, as amended from time to time (which provisions, in the event of a conflict with any of the provisions of this resolution, shall control), does hereby state and fix the designations, preferences, voting rights, conversion rights and relative, participating, optional and other rights of the shares of such series and the qualifications, limitations and restrictions thereof as follows:

         A. Designation of Series. This series of Preferred Stock shall consist of 955,556 shares and is designated and shall be issued as "5% Cumulative Convertible Preferred Stock" (hereinafter referred to as the "Series A Preferred").

         B. Cumulative Dividends. The holders of the Series A Preferred shall be entitled to receive, as and when declared by the Board of Directors of the Corporation, out of any funds legally available for the declaration of dividends, cumulative dividends in cash in the following amounts: (a) on June 30, 1984 all outstanding shares of Series A Preferred shall be entitled to receive dividends of $.125 per share and (b) beginning July 1, 1984 outstanding Series A Preferred shall be entitled to receive dividends at the annual rate of $.50 per share, and no more, payable quarterly on the 30th day of March, June, September and December of each year, commencing on September 30, 1984. Such dividends shall commence to accrue on the shares of Series A Preferred and be cumulative from and after the date of issuance of such shares of Series A Preferred and shall be deemed to accumulate and accrue from day to day thereafter regardless of whether or not the Corporation shall have funds legally available for the payment of such dividends. As long as the Series A Preferred shall be outstanding: (a) no dividend (other than dividends of capital stock) shall be paid upon or set apart for any other shares of capital stock or series thereof of the Corporation ("Capital Stock"); and (b) the Corporation shall not designate any series of preferred stock superior to the Series A Preferred in terms of dividends, redemptions or on liquidation.

         C. Liquidation. In the event of dissolution, liquidation or winding up of the Corporation the holders of the Series A Preferred shares shall be entitled, after the debts of the Corporation shall have been paid, to receive out of the assets remaining an amount equal to $10 per share, together, in either case, with all dividends thereon accrued or in arrears, whether or not earned or declared, before any payment is made or assets set apart for payment to the holders of any other Capital Stock and shall be entitled to no further payments or distributions. If, upon dissolution, liquidation or winding up of the Corporation, the assets remaining after the payment of all debts of the Corporation shall be insufficient to pay the full amount due to holders of the Series A Preferred the assets so remaining shall be divided ratably among the holders of the Series A Preferred then outstanding. Merger or consolidation with one or more corporations shall not constitute dissolution, liquidation or winding up of the Corporation for purposes hereof.

         D.       Redemption.

                  (a) Mandatory. As a mandatory redemption for the retirement of the Series A Preferred, the Corporation, on December 30, 1988 and on the 30th day of each March, June, September and December thereafter, so long as any shares of the Series A Preferred are outstanding, will redeem 79,630 shares of the Series A Preferred (or all such shares outstanding on any such date, if less than 79,630) in each case at $10 per share (hereinafter called the "Mandatory Redemption Price") plus, to the extent permitted by applicable law, an amount equal to accrued and unpaid dividends on all outstanding shares of Series A Preferred. The redemption obligations hereinafter shall be cumulative. If and so long as the Corporation shall be in arrears on the redemption of shares of the Series A Preferred pursuant to this subparagraph (a), the Corporation may not pay any dividends on, make any distributions on, or purchase or redeem any shares of Capital Stock. Any optional redemption of shares of Series A Preferred pursuant to subparagraph (b) of this Paragraph 4 hereof, or any purchase or other acquisition of any such shares by the Corporation, shall constitute a retirement of such shares in lieu of or as a credit against any mandatory redemption required by this subparagraph (a) in the inverse order in which such redemption requirements fall due.

                  (b) Optional. At any time from and after the date of issuance, the Corporation, at the option of the Board of Directors, may redeem all or, from time to time, part of the Series A Preferred at the Mandatory Redemption Price per share plus, in each case, (i) payment of an amount equal to accrued and unpaid dividends thereon and (ii) delivery to the holder thereof on such redemption of a Common Stock Purchase Warrant in the form of the warrant attached hereto as Exhibit A to purchase the number of shares of Common Stock determined by dividing (i) the product of (a) the number of shares of Series A Preferred to be redeemed hereunder, times (b) the Mandatory Redemption Price per share, by (ii) $50. The foregoing notwithstanding no Warrants shall be issuable upon redemptions made pursuant to subparagraph (a) hereof.

                  (c) Notice; Partial Redemption. Notice of every such mandatory or optional redemption shall be given at least 30 days but not more than 50 days prior to the date designated for such redemption (herein called the "Redemption Date") to the holders of record of the shares of Series A Preferred so to be redeemed at their respective addresses as they appear upon the books of the Corporation. If less than all shares of the Series A Preferred are called for mandatory or optional redemption, shares to be redeemed shall be made pro rata, as nearly as practicable, according to the number of shares held by the respective holders, with adjustments to the extent practicable to equalize for any prior redemptions, and otherwise in such manner as the Board of Directors may determine, provided that only full shares shall be selected for redemption. In order to facilitate the redemption of shares of Series A Preferred the Board of Directors may cause the transfer books of the Corporation to be closed as to such shares not more than 50 days prior to the Redemption Date thereof.

                  (d) Non Surrender of Redeemed Shares. If, on or before the Redemption Date, the Corporation shall deposit in trust, with a bank or trust company in the City of Houston, Texas having a capital and surplus of at least $25,000,000, the funds necessary for the redemption of shares of Series A Preferred called for redemption, accompanied by irrevocable instructions to apply such funds to the redemption of such shares, and if on or before the date of such deposit the Corporation shall have given notice of redemption as aforesaid or made provision satisfactory to such bank or trust company for the timely giving thereof, then from and after the date of such deposit all shares of Series A Preferred so called for redemption shall not be deemed to be outstanding, and all rights of holders of such shares of Series A Preferred so called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor, but without interest, and the right to exercise on or before the Redemption Date all rights of conversion. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

         E. Status of Redeemed or Converted Shares. Shares of Series A Preferred which have been redeemed or acquired by the Corporation or which have been converted into shares of Common Stock shall not be reissued.

         F.       Conversion Rights.

                  (a) General. The holder of any share of Series A Preferred shall have the right at any time on or after March 31, 1988 (subject to the further provisions hereof, and except that upon any liquidation of the Corporation or upon any redemption pursuant to paragraph 4 made after March 31, 1988, such right shall terminate at the close of business on the second business day before either the date fixed for liquidation or redemption, respectively) to convert all or a portion of the holder's shares into such number of shares of Common Stock as is determined by dividing (i) the product of (x) the aggregate par value of the shares to be converted multiplied by (y) 10, by (ii) the Conversion Price (as defined in subparagraph (b) hereof). To exercise such right, the holder shall give written notice to the Corporation that the holder elects to convert a stated number of shares of the Series A Preferred into shares of Common Stock on the date specified in such notice (the "Conversion Date"), and by surrender of the certificate or certificates for the shares to be converted to the Corporation, at the principal office of the Corporation or of any transfer agent of the Corporation at any time during its usual business hours on or before the Conversion Date, together with a statement of the name or names (with addresses) of the person or persons in which the certificate or certificates for Common Stock shall be issued.

                  Promptly after the receipt of the above written notice an surrendered certificate, the Corporation shall issue and deliver to such holder, registered in such name or names as such holder may direct, the requested certificate or certificates for the number of shares of Common Stock issuable upon the conversion, together with payment in cash for all dividends accrued on the shares surrendered for conversion and due and payable pursuant to paragraph 2. Except as aforesaid, dividends on shares of Series A Preferred shall cease to accrue on the Conversion Date and no payment or adjustment for dividends which have accrued from and after the last quarterly dividend date specified in paragraph 2 and prior to the Conversion Date shall be made, such accrued dividends being eliminated on conversion. No fractional shares shall be issued upon conversion. In lieu of any fractional share, the Corporation shall pay in cash its full value, as determined in good faith by the Board of Directors. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the Conversion Date, and at such time the holders of the certificates for the shares of Common Stock issued upon the conversion shall be deemed to have become the holders of such shares.

                  The foregoing notwithstanding, the holder of any share of Series A Preferred shall have the right to any time on or prior to July 25, 1984 to convert all or a portion of the holder's shares of Series A Preferred into Common Stock on the same terms and conditions as otherwise set forth in this Section 6, except that prior to July 25 the Conversion Price shall be $6.00 per share of Common Stock, subject to all adjustments herein contained.

                  (b) Conversion Price. The term "Conversion Price" shall mean an amount equal to $10.00 per share of Common Stock or, if an adjustment of such amount has been made pursuant to the provisions of this paragraph 6, such amount as last adjusted. No adjustment of the Conversion Price shall be made unless such adjustment would require an increase or decrease of at least 1% in such rate, but such adjustment shall be carried forward and made when all such adjustments plus subsequent adjustments equal 1% or more.

                  (c) Issuance of Common Stock. If at any time subsequent to the date hereof the Corporation shall issue or sell any shares of Common Stock for a consideration per share less than the fair market value, as reasonably determined by the Board, or in any event less than 90% of the Market Value (as hereinafter defined) at the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to a lower Conversion Price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price, and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale, provided however, that there shall be excepted and excluded from any adjustment pursuant to this paragraph 6, (x) the issuance of any shares of Common Stock to The Royal Bank of Canada, The First National Bank and Trust Company of Oklahoma City and The Monhegan Company pursuant to warrants or the Series A Preferred and (y) any shares reserved for issuance and subsequently issued pursuant to any existing or future stock option plans up to a maximum of 500,000 shares or otherwise pursuant to commitments or options to issue shares outstanding on the date hereof. As used herein, Market Value means, on the date of sale or issuance of Common Stock the last reported sale price on any national securities exchange on which the Common Stock is listed or admitted to unlisted trading privileges on the date of sale or issuance, or (if such Common Stock is not then listed or admitted to unlisted trading privileges on such an exchange), the closing bid quotation in the over-the-counter market as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), as of the close of business on the date of sale or issuance, or (if the closing bid quotation on such Common Stock is not being reported on NASDAQ) the closing bid quotation for one share of Common Stock in the over-the-counter market as determined by averaging such bid quotations furnished by any three reputable members of the National Association of Securities Dealers selected from time to time by the Company for that purpose or in the event none of the foregoing is available, the average of the market values determined by two reputable investment banking firms, one selected by the Company and the other selected by the Determining Holders.

                  (d) Consideration for Stock. If any shares of Common Stock shall be issued or sold by the Corporation for cash, the consideration received shall be deemed to be the amount received by the Corporation therefor. If any shares of Common Stock shall be issued or sold by the Corporation for a consideration other than cash, the amount of consideration other than cash shall be deemed to be the fair value of such consideration received, as determined by the Board of Directors of the Corporation, without deducting any expenses or any underwriting commissions or concessions paid or allowed by the Corporation. If the

         Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in shares of Common Stock, rights or options to subscribe for or purchase shares of Common Stock ("Options") or any stock or securities convertible into or exchangeable for shares of Common Stock ("Convertible Securities"), any shares of Common Stock issuable in payment of such dividend or distribution, or in connection with the exercise of the Options or conversion of the Convertible Securities shall be deemed to have been issued or sold without consideration.

                  (e) Record Date. If the Corporation shall set a record date for the purpose of entitling the holders of its Common Stock (i) to receive a dividend or other distribution payable in shares of Common Stock or (ii) to subscribe for or purchase shares of Common Stock then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (f) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of shares of Common Stock for the purposes of this paragraph 6.

                  (g) Subdivision or Combination of Common Stock. If the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, if the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (h) Reorganization, Reclassification, Consolidation, Merger or Sale. For purposes of this subparagraph, the term "reorganization" shall mean any one or more of the following events: (i) any reclassification of outstanding shares of Common Stock issuable upon conversion of the Series A Preferred (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination); (ii) any consolidation or merger of the Corporation with or into another corporation or party (other than a merger with a subsidiary of the Corporation in which merger the Corporation is the continuing corporation and which does not result in any reclassification of the then outstanding shares of Common Stock or other capital stock issuable upon conversion of the Series A Preferred (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination)); or (iii) any sale or conveyance to another corporation or party of the property of the Corporation, as an entirety or substantially as an entirety. If any reorganization of the Corporation shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of

         Common Stock, then, as a condition of any such reorganization, equitable provisions determined by the Board of Directors shall be made whereby each holder of a share of Series A Preferred shall have the right to receive, after the effectiveness of such reorganization, and substantially upon the basis and the terms and conditions specified herein, and in lieu of that number of shares of Common Stock into which such shares of Series A Preferred was convertible immediately prior to the effectiveness of such reorganization, such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for such number of shares of Common Stock pursuant to such reorganization; and in any such case appropriate provision shall be made with respect to the right and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of a consolidation, merger or sale, of the Conversion Price to the value for shares of Common Stock reflected by the terms of such consolidation, merger or sale if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation or merger). In the event of a merger or consolidation of the Corporation with or into another corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation is issuable to holders of shares of Common Stock of the Corporation than are outstanding immediately prior to such merger or consolidation, then the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such reorganization unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each registered holder of shares of Series A Preferred at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive. The provisions of this subparagraph shall not be applicable to any reorganization in connection with which the Corporation is required to, or exercises its option to, redeem under an in accordance with paragraph 4.

                  (i) Tender Offers. In the event of a Tender Offer by any person, partnership, corporation or other entity or group, then the shares of Series A Preferred shall become immediately convertible, pursuant to the other terms and conditions set forth in Section 6.
          For purposes hereof, "Tender Offer" means any purchase in one transaction or a series of transactions of ten percent or more of the outstanding equity securities of the Corporation, or any offer to purchase or invitation to tender equity securities for purchase made by an offeror to more than 30 of the holders of equity securities of the Corporation, if after the consummation thereof, the purchaser or offeror, as the case may be, and any associate of the offeror would own beneficially, directly or indirectly, more than ten percent of any class of the outstanding equity securities of the Corporation.

                  (j) Notice of Adjustment. Upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof, by first class certified mail, postage prepaid, addressed to each holder of shares of Series A Preferred at the address of such holder as shown on the books of the Corporation. The notice shall state the Conversion Price resulting from such adjustment and set forth in reasonable detail the method of calculation and facts upon which such calculation is based.

                  (k)      Other Notices.  If at any time:

                           i. the Corporation shall offer for subscription pro
                  rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                           ii. there shall be any capital reorganization, or
                  reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale or exchange of all or substantially all of its assets to, another person, group or entity;

                           iii. there shall be a voluntary or involuntary
                  dissolution, liquidation or winding up of the Corporation; or

                           iv. the Corporation shall purchase or redeem any
                  shares of Capital Stock, other than Series A Preferred;

         then, the Corporation shall give, and each holder thereof shall have actually received, at least ten days prior notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, exchange, dissolution, liquidation or winding up, which notice shall specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of its Common Stock shall be entitled thereto, and the date on which the holders of its Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, liquidation or winding up, as the case may be.

                  (l) Reservation. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the shares of the Series A Preferred as herein provided, such number of shares of Common Stock as shall then be issuable upon conversion of all outstanding shares of its Series A Preferred. The Corporation covenants that all shares of the Common Stock which shall be so issuable shall, when issued, be duly and validly issued and fully paid and nonassessable.

                  The issuance of certificates for Common Stock upon such conversion as hereinabove set forth shall be made without charge to the holders of such Common Stock for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of shares converted.

         G. No Pre-Emptive Right. No holder of Series A Preferred shall, as such holder, have any preemptive, preferential or other right to subscribe for or purchase or receive any stock of any class now or hereafter issued by the Corporation or any obligations or other securities now or hereafter issued by the Corporation which are convertible into or evidence the right to subscribe for or purchase or receive any stock of any class now or hereafter issued by the Corporation.

         H. Voting. The holders of the Series A Preferred shall not, except as otherwise required by applicable law or as herein set forth have any right or power to vote on any question or in any proceeding, or to be represented at or to receive notice of any meeting of stockholders. On any matters on which the holders of the Series A Preferred shall be entitled to vote, they shall be entitled to one vote for each share held.

         I. Nonassessability. The shares of Series A Preferred, when issued, shall be fully paid and nonassessable.

         J. Restrictions on Issuance of Warrants and Options, etc. for Less Than Market Value. At all times while any of the Series A Preferred Stock shall be outstanding, any warrants, options or other rights hereafter issued by the Company to acquire Common Stock of the Company, shall be issued only if the exercise price of such warrant, option or right is at least equal to the fair market value, as reasonably determined by the Board, but in any event not less than 90% of the Market Value of the Common Stock, on the date that such warrant, option or right is issued.

THIS WARRANT AND THE COMMON STOCK ISSUABLE WITH RESPECT HERETO MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, OR ANY APPLICABLE BLUE SKY ACTS, UNLESS AND UNTIL THE HOLDER HEREOF PROVIDES (i) INFORMATION SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR (ii) AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

TRANSFER OF THESE SECURITIES IS RESTRICTED, AS FOLLOWS: THE SECURITIES EVIDENCE HEREBY (INCLUDING THE COMMON STOCK ISSUABLE WITH RESPECT HERETO) ARE SUBJECT TO AND RESTRICTED BY, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE HOLDER HEREOF, A COPY OF WHICH WILL BE FURNISHED BY THE COMPANY TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.


                                  DRILLERS INC.

NO. W-___________                 For the Purchase of __________________ Shares


                          COMMON STOCK PURCHASE WARRANT

         This certifies that, for value received,_____________________________ or registered assigns, is entitled, subject to the terms and conditions hereinafter set forth, at any time to and including March 31, 1994, to purchase up to shares _________ of Common Stock, $.10 par value ("Common Stock"), of Drillers Inc., a Texas corporation (the "Company"), at a price of $6.00 per share, in lawful funds of the United States of America payable in cash or by certified or official bank check, such price and the number of shares purchasable pursuant hereto being subject to adjustment upon the contingencies set forth in this Warrant (such price, as adjusted from time to time, is called the "Purchase Price"). Upon presentation and surrender of this Warrant, together with payment of the Purchase Price of the shares of Common Stock thereby purchased, at the office of the Transfer Agent of the Company for the transfer of such stock in Houston, Texas, or, if at any time there is no such Transfer Agent, at the principal office of the Company, the registered holder of this Warrant shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. All shares which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect thereto.

         This Warrant is issued pursuant to the provisions of that certain Purchase Agreement (the "Agreement") executed June 25, 1984, effective as of March 31, 1984, by and between the Company and the holder hereof, and the provisions of the Agreement which pertain hereto shall be fully applicable to this Warrant for all purposes, and shall control over the terms hereof to the extent of any conflict. Without limiting the generality of the foregoing, this Warrant is subject to certain rights of repurchase of the Company, as set forth in the Purchase Agreement.

         This Warrant is issued subject to the following further terms and conditions:

         (i) Exercise of Warrant. The purchase rights represented by this Warrant are exercisable at the option of the holder hereof in whole at any time, or in part from time to time. In the case of the purchase of less than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares purchasable hereunder.

         (ii) Registration. This Warrant and the Common Stock issuable with respect hereto shall be subject to the restrictions on transfer set forth in the Agreement.

         (iii) Adjustments.

                  1) Adjustment to Purchase Price. The Purchase Price pursuant to which Common Stock may be acquired hereunder shall be subject to the adjustments herein set forth. No adjustment of the Purchase Price shall be made unless such adjustment would require an increase or decrease of at least 1% in such price, but such adjustment plus subsequent adjustments equal 1% or more.

                           a) Issuance of Common Stock. If at any time
                  subsequent to the date hereof the Company shall issue or sell any shares of Common Stock for a consideration per share less than the fair market value, as reasonably determined by the Board, or in any event less than 90% of the Market Value (as hereinafter defined) at the time of such issue or sale, then, forthwith upon such issue or sale, the Purchase Price shall be reduced to a lower Purchase Price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of
                  (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Purchase Price, and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale, provided however, that there shall be excepted and excluded from any adjustment pursuant to this paragraph 3, (x) the issuance of any shares of Common Stock to the Royal Canadian Bank, The First National Bank and Trust Company of Oklahoma City and The Monhegan Company pursuant to warrants or convertible securities (including without limitation the Series A Preferred) or commitments so to issue made subsequent to or on the date hereof and (y) any shares reserved for issuance and subsequently issued pursuant to any existing stock option plans. As used herein, Market Value means, on the date of sale or issuance of Common Stock, the last reported sale price on any national securities exchange on which the Common Stock is listed or admitted to unlisted trading privileges on the date of sale or issuance, or (if such Common Stock is not then listed or admitted to unlisted trading privileges on such an exchange) the closing bid quotation in the over-the-counter market as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), as of the close of business on the date of sale or issuance, or (if the closing bid quotation on such Common Stock is not being reported on NASDAQ) the closing bid quotation for one share of Common Stock in the over-the-counter market as furnished by any member of the National Association of Securities Dealers selected from time to time by the Company for that purpose.

                           b) Consideration for Stock. If any shares of Common
                  Stock shall be issued or sold by the Company for cash, the consideration received shall be deemed to be the amount received and to be received by the Company therefor. If any shares of Common Stock shall be issued or sold by the Company for a consideration other than cash, the amount of consideration other than cash shall be deemed to be the fair value of such consideration received and to be received, as determined by the Board of Directors of the Company, without deducting any expenses or any underwriting commissions or concessions paid or allowed by the Company. If the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in shares of Common Stock, rights or options to subscribe for or purchase shares of Common Stock ("Options") or any stock of securities convertible into or exchangeable for shares of Common Stock ("Convertible Securities"), any shares of Common Stock issuable in payment of such dividend or distribution, or in connection with the exercise of the Options or conversion of the convertible Securities shall be deemed to have been issued or sold without consideration.

                           c) Record Date. If the Company shall set a record
                  date for the purpose of entitling the holders of its Common Stock (i) to receive a dividend or other distribution payable in shares of Common Stock or (ii) to subscribe for or purchase shares of Common Stock then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declarations of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           d) Treasury Shares. The number of shares of Common
                  Stock outstanding at any given times shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of shares of Common Stock for the purposes of this paragraph 3.

                           e) Subdivision or Combination of Common Stock. If the
                  Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, if the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

                  2) Adjustment of Shares Purchasable. Upon a adjustment pursuant to Section 3.1 of the Purchase Price, the holder of this Warrant shall thereafter (until another such adjustment) be entitled (instead of being entitled to purchase the number of shares specified herein at the Purchase Price in effect immediately prior to such adjustment) to purchase at the adjusted Purchase Price the number of shares of Common Stock calculated to the nearest full share obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Purchase Price in effect immediately prior to such adjustment and dividing the product so obtained by the applicable adjusted Purchase Price.

                  3) Warrants Need Not be Changed to Reflect Adjustments. Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock actually purchasable hereunder, the Warrant after issuance may continue to express the Purchase Price per share and the number of shares purchasable hereunder as the Purchase Price per share and the number of shares purchasable were expressed in the Warrant when initially issued.

                  4) Reorganization, Merger, etc. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation, merger of the Company with another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale or conveyance, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger, sale or conveyance not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustment of the Purchase Price and of the number of shares purchasable upon the execution of this Warrant) shall thereafter be applicable, as nearly as may be in relation to any stock, securities or assets thereafter deliverable upon the exercise hereof.

                           The Company shall not effect any consolidation, merger or sale of substantially all of its property to any other corporation, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the registered holder hereof at the address indicated in
         Section 7, the obligation of such corporation to deliver to such holder shares of stock, securities or assets as, in accordance with the provisions of this Warrant, such holder may be entitled to purchase and to perform and to observe each and every covenant and condition of this Warrant to be performed and observed by the Company.


                  5)       Notice to Warrantholders.

                           (a) Upon any adjustment of the Purchase Price or an
                  increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant then, and in each such case, the Company within thirty (30) days thereafter shall give written notice thereof, pursuant to Section 7, which notice shall state the adjusted Purchase Price and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts (including a statement of the consideration received or deemed to have been received by the Company) upon which such calculations are based. Where appropriate, such notice maybe given in advance and included as a part of the notice required to be made under the provisions of paragraph (b) of this subsection 3.5.

                           (b)      In case at any time:

                                    a) The Company shall declare any dividend
                           upon its Common Stock payable in stock or make any special dividend or other distribution (other than dividends in cash) to the holders of its Common Stock; or

                                    b) The Company shall offer for subscription
                           to the holders of its Common Stock any additional shares of stock of any class or other rights; or

                                    c) There shall be any capital reorganization
                           or reclassification of the capital stock of the Company, or a sale or conveyance of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation; or

                                    d) There shall be a voluntary or involuntary
                           dissolution, liquidation or winding up of the Company;

                  then, in any one or more of said cases, the Company shall give written notice, pursuant to Section 7, at the earliest time legally practicable (and, unless otherwise impossible for a legal reason, not less than thirty (30) days before any record date or other date set for definitive action) of the date as of which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (B) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation, or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, right to exercise this Warrant shall cease and terminate).

                  D. Status of Warrantholder. Warrant does not entitle the holder hereof to any voting or other rights as a shareholder of the Company.

                  E. No Fractional Shares. The Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may at its option in respect of any final fraction of a share make a payment in cash based on the Purchase Price.

                  F. Reservation of Shares. The Company will reserve and keep available a sufficient number of shares of Common Stock to satisfy the requirements of all outstanding Warrants. Before taking any action which would cause an adjustment reducing the Purchase Price below the then par value of the shares of Common Stock issuable upon exercise of outstanding Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Purchase Price.

                  G. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class postage prepaid or delivered to the telegraph office:

                           a) if to the registered holder of a Warrant, at the
                  address of such holder as shown on the books of the Company;
                  or

                           b) if to the Company at 5629 F.M. 1960 W., Suite 202,
                  Houston, Texas 77069, Attention of the Secretary, or at such other address as may have been furnished to the holders of Warrants in writing by the Company.

                  H. Headings. The headings of the Sections and subsections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

                  I. Governing Law. This Warrant is being delivered and is intended to be performed in the State of Texas and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of such state.

                  J. Restrictions on Issuance of Warrants and Options, etc., for Less Than Market Value. At all times while any of these warrants shall be outstanding, any warrants, option or other rights issued by the Company to acquire Common Stock of the Company, shall be issued only if the exercise price of such warrant, option or right is at least equal to the fair market value as reasonably determined by the Board, but in no event less than 90% of the Market Value of the Common Stock on the date that such warrant, option or right is issued.

         WITNESS the seal of the Company and the signatures of its duly authorized officers.

Dated: ____________________, 1997.


                                           DRILLERS INC.


                                           By:___________________________
                                                      President


Attest:



____________________________________
Secretary

                             ARTICLES OF CORRECTION


         Pursuant to the provisions of Article 1302-7.01 of the Texas Miscellaneous Corporation Laws Act, the undersigned so hereby file on behalf of Drillers Inc., a Texas corporation these Articles of Correction, and in connection herewith do state as follows:

         A.       The name of the Company is Drillers Inc.

         B. The instrument to be corrected is a Statement of Resolution Establishing Series of Shares (the "Statement") filed with the Secretary of State on June 25, 1984.

         C. The erroneous Statement is contained in the attachment to the Statement entitled "Authorization of 5% Cumulative Convertible Preferred Stock"; Subsection (a) of Section 2 ("Cumulative Dividends") erroneously reads as follows:

                           "(a) on June 30, 1984, all outstanding shares of Series A Preferred shall be entitled to receive dividends of $1.25 per share and ..."

         D. These Articles of Correction correct the aforesaid clause, properly to read as follows:

                           "(a) on June 30, 1984 all outstanding shares of Series A Preferred shall be entitled to receive dividends of $.125 per share and ..."

         WITNESS THE EXECUTION HEREOF, effective as of the 25th day of June, 1984.

                                     DRILLERS, INC.


                                     By:  /s/ G. Nelson Van Fleet
                                        ----------------------------
                                              G. Nelson Van Fleet
                                              Vice President - Finance


                                     By:  /s/ Barbara G. Cannon
                                        ----------------------------
                                              Secretary

STATE OF TEXAS                      ss.
                                    ss.
COUNTY OF HARRIS           ss.

         Before me, a notary public, on this day personally appeared G. Nelson Van Fleet, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

         Given under my hand and seal of office this 25th day of June, 1984.




                                                 /s/ Phyllis D. Norris
                                                 ---------------------
                                                     Notary Public
                                                     State of Texas

                              ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                                  DRILLERS INC.

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, as amended (the "Act"), the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation to reflect a change of its corporate name:

                                   ARTICLE ONE
         The name of the corporation is Drillers Inc.

                                   ARTICLE TWO
         Article One of the Articles of Incorporation shall be amended to read in its entirety as follows:
                                  "ARTICLE ONE
                  The name of the corporation is DI Industries, Inc."

                                  ARTICLE THREE
         The amendment to the Articles of Incorporation amending Article One as set forth above was adopted by the shareholders of the Corporation on September 4, 1986.

                                  ARTICLE FOUR
         The number of shares of the Corporation outstanding at the time of the adoption of the resolution was five million one hundred ninety-two thousand sixty-five (5,192,065) shares of Common Stock and nine hundred fifty-five thousand five hundred and fifty-five (955,555) shares of Series A Preferred Stock, and the number of shares entitled to vote thereon was five million one hundred ninety-two thousand sixty-five (5,192,065) shares of Common Stock.

                                  ARTICLE FIVE
         The number of shares voted for such amendment was 4,178,681, the number of shares voted against such amendment was 1,415 and the number of shares entitled to vote that were not voted was 1,001,969.

                                   ARTICLE SIX
         This amendment will not result in any change in the amount of stated capital of the Corporation.

         IN WITNESS WHEREOF, the undersigned officer of the Corporation has hereunto set his hand this 23rd day of April, 1987.

                                          DRILLERS INC.


                                          By:  /s/ Max M. Dillard
                                             ---------------------------
                                               Max M. Dillard, President



THE STATE OF TEXAS         SS.
                           SS.
COUNTY OF HARRIS           SS.

         BEFORE ME, the undersigned authority, on this day personally appeared MAX M. DILLARD, who being by me first duly sworn, declared that he is the person who signed the foregoing document as President of Drillers Inc., and that the statements contained therein are true.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 23rd day of April, 1987.





                                                 /s/ Barbara G. Cannon
                                                 ------------------------
                                                 Notary Public In and For
                                                 The State of T E X A S

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                             OF DI INDUSTRIES, INC.
         Pursuant to the provisions of Article 4.04 of the Texas Business
Corporation Act, as amended (the "Act"), the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:
                                   ARTICLE ONE

                  The name of the corporation is DI Industries, Inc.

                                   ARTICLE TWO

                  The following amendment to the Articles of Incorporation adding Article Twelve as set forth in full below was adopted by the shareholders of the Corporation on September 10, 1987:

                                 "ARTICLE TWELVE

                  A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any act or omission in his capacity as a director, except to the extent otherwise expressly provided by a statute of the State of Texas. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of the Corporation existing at the time of the repeal or modification."

                                  ARTICLE THREE

                  The number of shares of the Corporation outstanding at the time of the adoption of the resolution was six million seven hundred eighty-seven thousand one hundred eighty-eight (6,787,188) shares of Common Stock and the number of shares entitled to vote thereon was six million seven hundred eighty-seven thousand one hundred eighty-eight (6,787,188) shares of Common Stock.

                                  ARTICLE FOUR

                  The number of shares voted for such amendment was five million four hundred ninety-nine thousand eight hundred ninety-three (5,499,893); and the number of shares voted against such amendment was one hundred forty-three thousand six hundred and five (143,605).


         The undersigned officer of the Corporation has hereunto set his hand this 21st day of October, 1987.

                                              DI INDUSTRIES, INC.



                                              By:  /s/ Max M. Dillard
                                                 ---------------------------
                                                   Max M. Dillard, President

                              ARTICLES OF AMENDMENT
                                       OF
                               DI INDUSTRIES, INC.
         The undersigned corporation does hereby adopt the following Articles of Amendment, pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act:

                                   ARTICLE ONE
                                      NAME
         The name of the corporation is DI Industries, Inc.

                                   ARTICLE TWO
                                   AMENDMENTS
         The following new Article Twelve is added to the Articles of Incorporation of the corporation to read in its entirety as follows:

                                 ARTICLE TWELVE
                  A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any act or omission in his capacity as a director, except to the extent otherwise expressly provided by a statute of the State of Texas. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of the Corporation existing at the time of the repeal or modification.

                                  ARTICLE THREE
                   DATE AND PROCEDURE OF ADOPTION OF AMENDMENT
         The amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on September 10,1987. The number of shares of the corporation outstanding at the time of such adoption was 6,787,188 and the number of shares entitled to vote thereon was 6,787,188. 5,499,893 shares of the corporation voted for the amendment and 143,605 shares of the corporation voted against the amendment.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment of the corporation this 29th day of June, 1989.

                                         DI INDUSTRIES, INC.



                                         /s/ Barbara G. Cannon
                                         ----------------------
                                             Barbara G. Cannon
                                             Secretary

                              ARTICLES OF AMENDMENT
                                       OF
                               DI INDUSTRIES, INC.
         The undersigned corporation does hereby adopt the following Articles of Amendment, pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act:

                                   ARTICLE ONE
                                      NAME
         The name of the corporation is Dl Industries, Inc.

                                   ARTICLE TWO
                                    AMENDMENT
         The first sentence of Article Four of the Articles of Incorporation of the Corporation is hereby deleted and replaced in its entirety with the following:

                           "The corporation shall have the authority to issue an
                  aggregate of 41,000,000 shares, consisting of 1,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock") and 40,000,000 shares of Common Stock, par value $0.10 per share ("Common Stock")."

                                  ARTICLE THREE
                   DATE AND PROCEDURE OF ADOPTION OF AMENDMENT
         The amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on July 20, 1989. The number of shares of the corporation outstanding at the time of such adoption was 6,817,188 and the number of share entitled to vote thereon was 6,817,188. 5,123,787 shares of the corporation voted for the amendment and 24,833 shares of the corporation voted against the amendment.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment of the corporation this 20th day of July, 1989.

                                         DI INDUSTRIES, INC.



                                         /s/ Barbara G. Cannon
                                         ----------------------
                                             Barbara G. Cannon
                                             Secretary

                              ARTICLES OF AMENDMENT
                                       OF
                               DI INDUSTRIES, INC.
         Pursuant to the provisions of Article 4.04 of the Texas Business
Corporation Act, as amended (the "Act"), the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

         The name of the corporation is DI Industries, Inc.

                                   ARTICLE TWO

         The corporation's Articles of Incorporation are hereby amended by adding an Article Thirteen to such Articles of Incorporation, the text of which is set forth in full below:

                                "ARTICLE THIRTEEN

                  Any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted."

                                  ARTICLE THREE

         The amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on February 28, 1990. The number of shares of the corporation outstanding at the time of such adoption was 29,557,293 shares of Common Stock, all of which were entitled to vote.

                                  ARTICLE FOUR

         The number of shares voted for such amendment was 28,111,254 and the number of shares voted against such amendment was 141,965.

         IN WITNESS WHEREOF, the undersigned officer of the corporation has hereunto set his hand this 14th day of March, 1990.

                                          DI INDUSTRIES, INC.



                                         /s/ Bill R. Merchant
                                         ----------------------
                                             Bill R. Merchant
                                             Treasurer



THE STATE OF TEXAS      ss.
                        ss.
COUNTY OF HARRIS        ss.

         BEFORE ME, the undersigned authority, on this day personally appeared Bill R. Merchant, the Treasurer of DI Industries, Inc., a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and who acknowledged to me that he executed the same for the purposes and consideration expressed, in the capacities therein stated, as the act and deed of said corporation, and who also upon oath swore that the statements therein contained are true and correct.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 14th day of March, 1990.




                                                     /s/ Janet L. Fath
                                                     --------------------------
                                                     Notary Public in and for
                                                     the State of Texas

                              ARTICLES OF AMENDMENT
                                       OF
                               DI INDUSTRIES, INC.
         Pursuant to the provisions of Article 4.04 of the Texas Business
Corporation Act, as amended (the "Act"), the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

         The name of the corporation is Dl Industries, Inc.


                                   ARTICLE TWO

         The first sentence of Article Four of the corporation's Articles of Incorporation is hereby deleted and replaced in its entirety with the following:

                  "The corporation shall have the authority to issue an aggregate of 76,000,000 shares, consisting of 1,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock") and 75,000,000 shares of Common Stock, par value $0.10 per share ("Common Stock")."


                                  ARTICLE THREE

         The amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on September 13,1990. The number of shares of the corporation outstanding at the time of such adoption was 36,657,293 shares of Common Stock, all of which were entitled to vote.


                                  ARTICLE FOUR

         The number of shares voted for such amendment was 31,622,395 and the number of shares voted against such amendment was 72,182.

         IN WITNESS WHEREOF, the undersigned officer of the corporation has hereunto set his hand this 9th day of October, 1990.

                                          DI INDUSTRIES, INC.



                                         /s/ Bill R. Merchant
                                         ----------------------
                                             Bill R. Merchant
                                             Treasurer




THE STATE OF TEXAS     ss.
                       ss.
COUNTY OF HARRIS       ss.

         BEFORE ME, the undersigned authority, on this day personally appeared Bill R. Merchant, the Treasurer of Dl Industries, Inc., a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and who acknowledged to me that he executed the same for the purposes and consideration expressed, in the capacities therein stated, as the act and deed of said corporation, and who also upon oath swore that the statements contained therein are true and correct.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 9th day of October, 1990.





                                                     /s/ Janet L. Fath
                                                     ------------------------
                                                     Notary Public in and for
                                                     the State of Texas

                               DI INDUSTRIES, INC.

             STATEMENT OF RESOLUTIONS ESTABLISHING SERIES OF SHARES


         Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, DI Industries, Inc., a Texas corporation (the "Company), submits the following statement to establish and designate a series of shares and fixing and determining the relative rights and preferences thereof.

                  1.       The Company's name is DI Industries, Inc.

                  2. The resolutions establishing and designating one series of the Company's Series A Preferred Stock and fixing and determining the relative rights and preferences thereof, which are attached hereto as Appendix I and incorporated herein for all purpose were duly adopted by the Company's Board of Directors on October 28, 1994.

         WITNESS THE EXECUTION HEREOF, effective as of November 14, 1994.

                                         DI INDUSTRIES, INC.



                                         By:     /s/ Max M. Dillard
                                             -----------------------
                                         Name:    Max M. Dillard
                                         Title:   President



                                         By:      /s/ Bill R. Merchant
                                             -------------------------
                                         Name:    Bill R. Merchant
                                         Title:   Secretary

STATE OF TEXAS         )
                       )
COUNTY OF HARRIS       )

         Before me, a notary public, on this day personally appeared Max M. Dillard and Bill R. Merchant known to me and be the persons whose names are subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

         Given under my hand and my seal of office on November 14, 1994.



                                        By:   /s/ Jo Rene Botts
                                           -------------------------
                                        Name:  Jo Rene Botts
                                        Title: Notary Public of the
                                               State of Texas

                                   APPENDIX I

RESOLVED, that pursuant to the authority vested in the Board of Directors (the "Board") by the Articles, the Board does hereby create, establish, designate and authorize the issuance of a series of the Preferred Stuck to be known as "Convertible Redeemable Preferred Stock," such series to consist of 200,000 shares of authorized but unissued Preferred Stock, and subject to the Articles, as amended from time to time (which provisions, if there is a conflict between them and any provision hereof, shall control), does hereby state and fix the designations, preferences, voting rights, conversion rights and relative, participating, option and other rights of the shares of such series and the qualifications, limitations and restrictions thereof as follows:

(1) DESIGNATION. This series of Preferred Stock shall consist of 200,000 shares and is designated and shall be issued as "Convertible Redeemable Preferred Stock" (the "SERIES A PREFERRED")

(2)      REDEMPTION.

         (A)      MANDATORY REDEMPTION.

                  (I) QUARTERLY REDEMPTION. Commencing with the date which is the 75th day after the end of the first full fiscal quarter of the Company after the issuance of the Series A Preferred (and on the 75th day after the end of each fiscal quarter of the Company thereafter) and ending on the date which is the 75th day after the end of the tenth full fiscal quarter of the Company, the Company shall redeem in cash at the Redemption Price the number of Series A
                           Preferred shares determined by dividing (x) by (y), where (x) is equal to 50% of the Available Cumulative Venezuelan Net Cash Flow for such fiscal quarter, and where (y) is the Redemption Price; provided, that in no event shall the amount of shares of Series A Preferred redeemed pursuant to this II.A.1 exceed the amount of the Unredeemed Shares).

                  (II) PUT RIGHT. The Company shall redeem the number of shares of Series A Preferred specified in a written notice given by the holder thereof, provided that such notice is given during the period commencing on the date which is five years after the original issuance of the Series A Preferred and ending ten days thereafter.

         (B)      OPTION REDEMPTION.

                  (i) GENERAL. Subject to III.A.2 below, the Company, at the option of the Board of Directors, may, at any time, redeem up to 50% of the Series A Preferred or, with the consent of the holders of the Series A Preferred up to 100% of the Series A Preferred, outstanding by paying in cash therefor the sum of the Redemption Price per share.

                  (II) UPON ELECTION TO CONVERT. If a holder of Series A Preferred has given written notice pursuant to III.A hereof of its election to convert all or a portion of such Series A Preferred into Common Stock, the Company, at the option of the Board of Directors may redeem up to 50% of the Series A Preferred outstanding by paying in cash therefor the sum of the Redemption Price.

         (C) NOTICE OF REDEMPTION. Notice of each redemption of Series A Preferred pursuant to II.A or II.B above, specifying the date and place of redemption and the number of shares and the certificate numbers thereof which arc to be redeemed, shall be mailed to each holder of record of shares to be redeemed at its address as shown by the records of the Company not more than 60 days nor less than 20 days prior to the date on which such redemption is to be made (and, in the instance of a redemption pursuant to II.B.2, within ten days after receipt by the Company of written notice of a holder of Series A Preferred of its election to convert). Should only a part of the outstanding Series A Preferred be redeemed, such redemption shall be affected pro rata. On or after the date fixed for redemption, each holder of shares called for redemption shall, subject to III.A.2 below, surrender its certificate for such shares to the Company at the place designated in the redemption notice ant shall thereupon be entitled to receive payment of the redemptive price.
                  Should less than all of the shares represented by any surrendered certificate be redeemed, a new certificate for the unredeemed shares shall be issued. If the redemption notice is duly given and if sufficient funds are available therefor on the date fixed for redemption, then, whether or not the certificates evidencing the shares to be redeemed arc surrendered, all right with respect to such shares shall terminate on the date fixed for redemption, except for the right of the holders to receive the redemptive price, without interest, on surrender of their certificates therefor. If, on or prior to any date fixed for redemption of the Series A Preferred, the Company deposits with any bank or trust company in the United States duly appointed and acting as transfer agent for the Company, as a trust fund, a sum sufficient to redeem, on the date fixed for redemption, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to publish the notice of redemption, or to complete such publication if already commenced, and to pay, on and after the date fixed for redemption or prior to such date, the redemption price of the shares to their respective holders on surrender of their share certificates, then from and after the date of the deposit, even though such date may be prior to the date fixed for redemption, the shares so called shall be deemed to be redeemed. The deposit shall be deemed to constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall be deemed to be no longer outstanding, ant the holders of the shares shall cease to be shareholders with respect to such shares and shall have no rights with respect to such shares, except the right to receive from the bank or trust company payment of the redemptive price of the shares, without interest, on surrender of the certificates, or the right to convert such shares to Common Stock as provided in

                  III.A.2 below. Any money so deposited on account of the redemptive price of Series A Preferred converted after the making of the deposit shall be repaid immediately to the Company on the conversion of such shares. All shares of the Series A Preferred redeemed by the Company shall be cancelled and none of such shares shall thereafter be reissued.

(3)      CONVERSION.

         (A)      CONVERSION RIGHTS AND RATE.

                  (I) GENERAL. At any time after the expiration of the period commencing on the date on which the Series A Preferred is originally issued and ending 12 months thereafter, the holder of any Series A Preferred shall, at its option on delivery to the Company of its written notice electing to convert all or, with the consent of the Company, a portion of such shares into shares of Common Stock and therein stating the name or names in which he wishes the certificate of certificates for the Common Stock to be issued and the address and social security or tax identification number for such person, and on surrender at the office of the Company or office of the transfer agent for such shares of the certificate or certificates for such shares of Series A Preferred, duly endorsed to the Company, he entitled to convert its shares of Series A Preferred into fully paid and nonassessable shares of Common Stock, at the rate of eight shares of Common Stock for each share of Series A Preferred so surrendered for conversion.

                  (II) UPON OPTIONAL ELECTION TO REDEEM. If the Company gives a notices redemption pursuant to II.B.1 above, the recipient of such notice shall have the right, exercisable within 10 days after receipt of such redemption notice, to give written notice to the Company of its election to convert up to 50% of the Series A Preferred outstanding held by such recipient into shares of Common Stock, which notice shall therein state the name or names in which it wishes the certificate or certificates for the Common Stock to be issued and the address and social security or tax identification number for such person. On surrender at the office of the Company or office of the transfer agent for such shares of the certificate or certificates for such shares of Series A Preferred, duly endorsed to the Company, the holder shall be entitled to convert its shares of Series A Preferred into fully paid and non-assessable shares of Common Stock, at the rate of eight shares of Common Stock for each share of Series A Preferred so surrendered for conversion. Notwithstanding the foregoing, or anything else herein to the contrary, the conversion rights described in this III.A.2 shall be null and void during the period of time in which an Indemnification Claim is outstanding.

                  (III) EFFECTIVE DATE OF CONVERSION. A conversion affected pursuant hereto shall be deemed to have been made as of the date the shares of Series A Preferred are surrendered for conversion, and the person or persons entitled to receive the shares of Common Stock issuable on such conversion shall be deemed to be record holder or holders of such shares of Common Stock from and after such date.

         (B) ADJUSTMENT OF CONVERSION RATE. The number of shares of Common stock to which shares of Series A Preferred may be converted shall be subject to adjustment from time to time as follows:

                  (I) RECAPITALIZATION. On any recapitalization of the Company through the subdivision or combination of its outstanding shares of Common Stock into a greater or smaller number of shares, the number of shares of Common stock into which the shares of Series A Preferred may be converted shall be increased or reduced in the same proportion.

                  (II) DIVIDENDS OR DISTRIBUTIONS PAYABLE WITH COMMON STOCK. If the Company takes a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in shares of Common Stock, or in securities convertible into or exchangeable for shares of Common Stock, the maximum number of shares of Common Stock issuable in payment of such dividend or distribution, or on conversion of or in exchange for the securities convertible into or exchangeable for shares of Common Stock, shall be deemed to have been issued and to be outstanding as of such record date, and the number of shares of Common Stock into which the shares of Series A Preferred may be converted shall be increased in proportion to the increase of the number of outstandingshares of Common Stock resulting therefrom.

                  (III) REORGANIZATION. On any capital reorganization, reclassification of the capital stock, consolidation, merger, or sale or conveyance of all or substantially all of the assets of the Company to another corporation or other entity, each share of Series A Preferred shall be convertible into the same kind and amounts of securities, including shares or other assets, or both, to which the number of shares of Common Stock of the Company which would have been deliverable on conversion of such shares of Series A Preferred immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance would have been entitled. Appropriate adjustments, as determined by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of holders of the Series A Preferred so that such provisions, including the provisions with respect to changes in, and other adjustments of, the conversion rate, shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets thereafter deliverable on conversion of the Series A Preferred.

         (C) STATEMENT OF ADJUSTED AMOUNT. Whenever the amount of shares of Common Stock deliverable on the conversion of Series A
                  Preferred shall be adjusted pursuant to the provisions hereof, the Company shall maintain at its office and file with the transfer agent or agents for the Series A Preferred and for the shares of Common Stock, a statement signed by the President or a Vice President of the Company and by its Treasurer or an Assistant Treasurer, stating the adjusted amount of the shares of Common Stock, calculated to the nearest 1/100 share, and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and on which the calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

         (D) RESERVATION OF SHARES OF COMMON STOCK. The Company shall at all times shall reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purposes of effecting conversion of its shares of Series A Preferred a full number of shares of Common Stock deliverable on conversion of all shares of Series A Preferred from time to time outstanding.

         (E) FRACTIONAL SHARES. No fractional shares shall be issued upon conversion of any Series A Preferred, and the number of shares of Common Stock to issued upon such conversion shall be only the whole shares resulting from application of the then applicable conversion rate. The Company shall remit to the holder of Series A Preferred converted the fair market value on the conversion date of the fractional shares not issued.

(4) VOTING RIGHTS. Except as otherwise required by law and the Articles, the holders of the Series A Preferred shall have no right to vote on any matter to be voted on by the stockholders of the Company.

(5) LIQUIDATION. On any voluntary or involuntary liquidation, dissolution or winding up of the Company, each holder of the Series A Preferred shall be entitled to receive an amount equal to the product of (x) and
         (y) where (x) is the number of Unredeemed Shares owned by such holder and where (y) is the Redemption Price, before any payment to the holders of the Common Stock. A consolidation or merger of the Company with or into any other corporation or other entity, or a sale of all or substantially all of the assets of the Company shall not be deemed a liquidation, dissolution or winding up of the Company within the meaning of this Paragraph.

(6) CERTAIN DEFINITIONS. As used herein, the following terms shall have the respective meanings assigned to them below:


                  "Acquisition Agreement" shall mean that certain Acquisition Agreement dated as of September, 1994, among (i) DI Industries, Inc.,
         (ii) An-Son Drilling Co. of Columbia S.A., (iii) Perforasciones Andinas S.A., and (iv) P.A.P. Tratamiento Y Perforaciones De Pozos S.A.

                  "Available Cumulative Venezuelan Net Cash Flow" for any fiscal quarter shall mean (a) the net income of the Company for the period commencing on September 1, 1994 and ending on the last day of such fiscal quarter attributable to the Contract Drilling Operations calculated in accordance with GAAP plus, the Company's expenses attributable to the Contract Drilling Operations for such period that were taken into account in determining such net income but which did not involve the current expenditure of funds (e.g., depreciation), plus up to $300,000 of the Company's exchange losses attributable to the Contract Drilling Operations for such period that were taken into account in determining such net income, minus the Company's capital expenditures for such period attributable to the Contract Drilling Operations, minus all revenues of the Company attributable to the Contract Drilling Operations for such period that were taken into account in determining such net income which did not involve the current receipt of cash minus (b) the sum of all amounts theretofore paid to redeem any shares of the Series A Preferred.

                  "Buyer" shall have the meaning assigned to it in the Acquisition Agreement.

                  "Contract Drilling Operations" shall mean the operations of P.A.P. Tratamiento Y Perforaciones De Pozos S.A. in existence on September 1, 1994.

                  "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

                  "Indemnification Claim" shall mean a claim made by the Buyer pursuant to the Acquisition Agreement for matters for which Buyer is entitled to be indemnified under Section 10.1 of the Acquisition Agreement.

                  "Redemption Price" shall mean $10.00 per share; provided, however, that if an Indemnification Claim is made and outstanding, the Redemption Price for such number of outstanding shares of Series A Preferred shall be reduced to $0.01 per share as shall be necessary so that the amount of reduction of the Redemption Price is equal to the Indemnification Claim. For purposes of the foregoing, an Indemnification Claim shall be deemed satisfied at that point in time when either (a) the Company has received a cash payment or payments pursuant to the Acquisition Agreement in the amount of such Indemnification Claim, (b) the Company has redeemed Series A Preferred in an amount such that the difference (a "Redemption Difference") between what the holder of such Series A

         Preferred would have received upon redemption at the original Redemption Price (i.e., $10 per share) and the amount the holder of such Series A Preferred actually receives upon redemption at the reduced Redemption Price (i.e. $0.01 per share) is equal to the amount of such Indemnification Claim, (c) upon voluntary or involuntary liquidation, dissolution or winding up of the Company, the difference (a "Liquidation Difference") between what the holder of such Series A Preferred would have received upon redemption at the original Redemption Price (i.e., $10 per share) and the amount the holder of such Series A Preferred actually receives upon such liquidation, dissolution or winding up at the reduced Redemption Price (i.e., $0.01 per share) is equal to the amount of such Indemnification Claim, or (d) cash payments as contemplated under clause (a) above, Redemption Differences as contemplated under clause (b) above and/or Liquidation Differences as contemplated under clause (c) above equal the amount of such Indemnification Claim.

                  "Unredeemed Shares" shall mean the shares of Series A Preferred issued and outstanding that have not otherwise been previously redeemed or converted into shares of Common Stock.

         RESOLVED FURTHER, that any of the Company's officers be, and each of them severally is, authorized to execute and deliver all such further certificates, instruments, documents and papers in the name and on behalf of the Company and under its seal or otherwise, and perform all acts and to do all things that the officer executing the same may deem necessary or desirable to consummate the transactions contemplated by the Acquisition Agreement with such modifications, amendments, or further agreements that he, in his sole discretion, may deem necessary or desirable and in the Company's best interests, his execution and delivery in the name and on behalf of the Company of any such agreement, certificate, instrument, document or prepare or the taking of any such to be conclusive evidence that he did so deem the same to be necessary or desirable and in the Company's best interests; and

         RESOLVED FURTHER, that all actions of the Company's officers in furtherance of the foregoing resolutions be and hereby are ratified, confirmed and approved in all respects.

                              ARTICLES OF MERGER OF
                           SOMERSET INVESTMENT CORP.,
                            A TEXAS CORPORATION, INTO
                    DI INDUSTRIES, INC., A TEXAS CORPORATION


         Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act (the "Act"), Somerset Investment Corp., a Texas corporation ("Somerset"), and DI Industries, Inc., a Texas corporation ("DI") (herein collectively called the "Constituent Corporations"), hereby adopt the following Articles of Merger for the purpose of effecting a merger in accordance with the provisions of Article 5.01 of the Act.

         A. A plan of merger adopted in accordance with the provisions of
Article 5.03 of the Act providing for the combination of DI and Somerset and resulting in DI being the surviving corporation in the merger is attached hereto as Exhibit "A" and is hereby incorporated herein by reference (the "Plan").

         B. The names of the Constituent Corporations and the states under the laws of which they are respectively organized are:

        Name of Corporation                         State of Incorporation
        -------------------                         ----------------------
        Somerset Investment Corp.                            Texas
        DI Industries, Inc.                                  Texas

         C. As to each of the Constituent Corporations, the number of shares of their respective stock issued and outstanding is as follows:

                                                      Number of Shares
        Corporation                                      Outstanding
        -----------                                   ----------------
        Somerset Investment Corp.                            1,000
        DI Industries, Inc.                             38,872,778

None of the issued and outstanding shares of the stock of either Constituent Corporations are entitled to vote as a class with respect to the merger of Somerset with and into DI pursuant to the Plan (the "Merger").

         D. As to each of the Constituent Corporations, the total number of shares of their stock voted for and against the Plan, respectively, are as follows:


                                                  Voted           Voted
Corporation                         For          Against        Abstained
-----------                         ---          -------        ---------
Somerset Investment Corp.            1,000         -0-              -0-
DI Industries, Inc.             26,901,630       409,845          44,250

         E. The Merger will become effective upon the date of the issuance of the Certificate of Merger by the Secretary of State in accordance with Article
5.05 of the Act.

         EFFECTIVE the 29th day of August, 1996.

                                          SOMERSET INVESTMENT CORP.,
                                          a Texas corporation


                                                 /s/ William R. Ziegler
                                          ------------------------------------
                                          William R. Ziegler, President



                                          DI INDUSTRIES, INC.,
                                          a Texas corporation


                                                 /s/ Ivar Siem
                                          ------------------------------------
                                          Ivar Siem, President and
                                          Chief Executive Officer

                                                                     EXHIBIT A


         PLAN OF MERGER of Somerset Investment Corp., a Texas corporation ("Somerset"), with and into DI Industries, Inc., a Texas corporation ("DI").

         A. THE MERGER. In accordance with the Texas Business Corporation act (the "TBCA"), at the Effective Time (as defined below) Somerset shall be merged with and into DI the ("Merger"). As a result of the Merger, the separate corporate existence of Somerset shall cease and DI shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and all the properties, rights, privileges, powers and franchises of Somerset shall vest in the Surviving Corporation, without any transfer or assignment having occured, and all debts, liabilities, obligations and duties of Somerset shall attach to the Surviving Corporation, all in accordance with the TBCA. The "Effective Time" of the Merger as that term is used herein shall mean such time as the articles of merger are duly filed with the Secretary of State of Texas and the Secretary of State of Texas has issued a certificate of merger or at such later time (not to exceed 90 days after the Closing date) as is specified in the articles of merger pursuant to the mutual agreement of DI and Somerset.

         B. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the TBCA.

         C. ARTICLES OF INCORPORATION; BYLAWS. The Articles of Incorporation of DI, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that:

                  a) the first sentence of Article Four thereof reads in its entirety:

                           "The corporation shall have the authority to issue an
                  aggregate of 301,000,000 shares, consisting of 1,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock") and 300,000,000 shares of Common Stock, par value $0.10 per share ("Common Stock")"; and

                  b)  a new Article Fourteen shall be added to read as follows:

                           "If, with respect to any action to be taken by the
                  shareholders of the Corporation, any provisions of the Texas Business Corporation Act would, but for this article XIII, require the vote or concurrence of the holders of shares having more than a majority of the votes entitled to be voted thereon, or of any class or series thereof, the vote or concurrence of the holders of shares having only a majority of the voted entitled to be cast thereon, or of any class or series thereof, shall be required with respect to any such action."

and, as so amended, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation and thereafter shall continue to be its Articles of Incorporation until amended as provided therein and under the TBCA. The bylaws of DI, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein and under the TBCA.

         D. DIRECTORS AND OFFICERS. The directors of DI as of the Effective Time shall be the directors of the Surviving Corporation at and after the Effective Time, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation, and the officers of DI immediately prior to the Effective Time shall be the officers of the Surviving Corporation at and after the Effective Time, in each case until their respective successors are duly elected or appointed and qualified.

         E. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of DI, Somerset or their respective stockholders:

                  (a) Each share of common stock, par value $.01 per share, of Somerset ("Somerset Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Somerset Common Stock to be canceled pursuant to Section 5(b) (the "Somerset Shares"), shall be converted into 39,423.978 fully paid and nonassessable shares of common stock, par value $.10 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"); provided, however, that no fractional shares of Surviving Corporation Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made in accordance with Section 6(b) hereof.

                  (b) Each Somerset Share held in the treasury of Somerset and each Somerset Share owned by DI or any direct or indirect wholly owned subsidiary of DI or of Somerset immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (c) The shares of common stock, par value $.10 per share, of DI ("Di Common Stock") and DI Series A Preferred Stock (defined below) issued and outstanding immediately prior to the Effective Time shall not be converted or exchanged in any manner, but each such share shall remain outstanding as one share of Surviving Corporation Common Stock or one share of Surviving Corporation Series A Preferred Stock, respectively.

                  (d) Each option and warrant of DI exercisable for DI Common Stock outstanding immediately prior to the Effective Time shall remain outstanding after the Merger.

         F.       EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES.

                  (a) As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to the shareholders of Somerset certificates representing the Surviving Corporation Common Stock issuable pursuant to the terms of Section 5(a) hereof.

                  (b) No fraction of a share of Surviving Corporation Common Stock shall be issued, but in lieu thereof each holder of Somerset Common Stock who would otherwise be entitled to a fraction of a share of Surviving Corporation Common Stock shall, upon surrender of the certificate formerly representing Somerset Common Stock held by such holder to the Surviving Corporation, be paid an amount in cash equal to the value of such fraction of a share based upon the closing sales price of Surviving Corporation Common Stock, as reported on the American Stock Exchange, on the first day on which there is a reported trade in the Surviving Corporation Common Stock after the Effective Time. No interest shall e paid on such amount. All Shares of Somerset Common Stock held by a record holder shall be aggregated for purposes of computing the number of shares of Surviving Corporation Common Stock to be issued pursuant hereto and cash in lieu of fractional shares payable hereunder.

                  (c) None of DI, Somerset or the Surviving Corporation shall be liable to a holder of the Somerset Shares for any amount properly paid or shares of Surviving Corporation Common Stock properly delivered to a public official pursuant to applicable property, escheat or similar laws.

                                                                 EXHIBIT 3.1



                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                              DI INDUSTRIES, INC.

                                  ARTICLE ONE

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act (the "TBCA"), hereby adopts the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

         The name of the corporation is DI Industries, Inc. (the "Corporation").

                                  ARTICLE TWO

         The Articles of Incorporation of the Corporation are hereby amended as set forth below:

         Article One is deleted in its entirety and the following:

                                  "ARTICLE ONE

      The name of the corporation is Grey Wolf, Inc. (the "Corporation")."

                                 ARTICLE THREE

         The amendment made by these Articles of Amendment to the Articles of Incorporation (the "Amendment") was effected in conformity with the provisions of the TBCA and such Amendment was duly adopted by the shareholders of the Corporation on July 14, 1997.

                                  ARTICLE FOUR

         The number of shares of the Corporation's common stock outstanding at the time of such adoption was 151,540,991; the number of shares entitled to consent thereto was 151,540,991. The Amendment was adopted by the written consent of the holders of 79,097,980 shares (52.2% of the then outstanding shares) in accordance with Articles 9.10A and 2.28D of the TBCA and the provisions of the Corporation's Articles of Incorporation and Bylaws. The Corporation has complied with the notice requirements of Article 9.10A(4) with regard to non-consenting shareholders.


Dated September 17, 1997                DI INDUSTRIES, INC.


                                        By:     /s/ T. Scott O'Keefe
                                           -----------------------------------
                                                   T. Scott O'Keefe,
                                        Chief Financial Officer and Secretary